Exhibit 99.1

For Immediate Release

Contacts:

James B. Lipham Chief Financial Officer +1.706.649.2262	Leo S. Berard TSYS Investor Relations +1.706.649.5220 leoberard@tsys.com

TSYS Reports 2004 Results
To Acquire Full Ownership of Vital Processing Services
Raises 2005 Net Income Guidance to 19% - 22%

Columbus, Ga., January 18, 2005 — TSYS® today announced that its financial results for the fourth quarter and twelve months ended December 31, 2004 are in line with the Company's forecast. TSYS also announced earlier that it was acquiring full ownership of Vital Processing Services.

        Below is a summary of the results for the fourth quarter and twelve months ended December 31, 2004, as compared to the same periods in 2003:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(dollars in millions, except earnings per share data)	2004	2003	Percent Change	2004	2003	Percent Change
Revenues Before Reimbursables	$249.9	222.0	12.6	$956.6	828.3	15.5
Total Revenues	307.2	278.3	10.4	1,187.0	1,053.5	12.7
Operating Income	58.8	53.8	9.4	202.2	190.6	6.1
Net Income	43.0	39.4	9.0	150.6	141.0	6.8
Basic EPS	0.22	0.20	9.0	0.76	0.72	6.8
Diluted EPS	0.22	0.20	9.2	0.76	0.71	6.9

Highlights for the quarter include:

•	Successfully completed the conversion of the Bank One portfolio
•	Signed contract extensions with MBNA and First Tennessee
•	Received a patent for TSYS ProphIT®, our proprietary front-end workflow management system
•	Introduced new Internet-based Credit Care products in Europe

        "TSYS met its expectations for 2004, achieving our 21st straight year of earnings growth," said Philip W. Tomlinson, chief executive officer of TSYS. "During the year, TSYS enjoyed several successes that have become the foundation for our growth in 2005 and beyond. We signed contracts for over 100 million accounts, made strategic acquisitions to expand our product offerings in developing growth markets and made significant strides on the international front by building a world-class data centre in Knaresborough, England. With more than 47 million accounts remaining in the conversion pipeline for 2005 and the addition of Vital Processing Services, TSYS expects its net income growth to be in the range of 19% - 22% and revenue growth to be in the 30% - 33% range for 2005."

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TSYS Reports Results For 2004/Page 2 of 9

        TSYS announced today an agreement to purchase the 50-percent equity stake that Visa U.S.A. holds in Vital Processing Services. The purchase is expected to close in the first quarter of 2005, after which Vital will become a wholly-owned subsidiary of TSYS.

        "We are very excited about the acquisition of Vital Processing Services. This acquisition allows us the opportunity to offer a complete payment solution. We expect to fully leverage Vital's deep acquiring expertise into TSYS' broader view of the payment landscape. Together, we can focus on delivering product innovation on both sides of the payment chain and deliver greater value to our mutual customers," says Tomlinson.

        TSYS' net income forecast is based on the following assumptions:

  Revenue before reimbursable items will increase 30% - 33% in 2005
  Vital Processing Services will add $225 - $235 million in annual revenue and contribute approximately $0.03-$0.04 in earnings per share
  Accounts on file at the end of 2005 will be approximately 425 million
  No significant client losses or additions through 2005 (other than those previously announced)

        The expected results for 2005 include the impact of expensing stock options, which will be required beginning July 1, 2005 with the implementation of Statement of Financial Accounting Standards Board No. 123R, "Share-Based Payment".

        "We believe 2005 will be a year of exciting opportunities for TSYS. The card industry is still dynamic when you look at transaction growth and product evolution at the point of sale. Our client-centric business strategy, proven product capabilities and our technological innovation provide our clients real advantages in the marketplace. These advantages coupled with our commitment to providing the highest quality of service will allow us to continue to gain market share in our core business. Now with the addition of Vital Processing Services, we can provide our clients with a suite of products that is integral in connecting the entire transaction lifecycle. It is truly an exciting time at TSYS," said Tomlinson.

Conference Call

        TSYS will host its quarterly conference call at 8:00 a.m. EST, January 19, 2005. The conference call can be accessed at www.tsys.com by clicking on the "Conference Call" icon on the homepage. The replay will be available approximately 30 minutes after the completion of the call.

About TSYS

        TSYS (NYSE: TSS) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

        This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected net income growth and revenue growth for 2005; TSYS' expectation that the closing of the Vital transaction will take place in the first quarter of 2005; TSYS' belief with respect to its opportunities in 2005; and

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TSYS Reports Results For 2004/Page 3 of 9

the assumptions underlying such statements, including, with respect to TSYS' expected increase in net income for 2005, an increase in revenues before reimbursable items of 30-33%; Vital Processing Services adding $225-$235 million in annual revenues and contributing $.03 to $.04 in earnings per share; accounts on file at the end of 2005 will be approximately 425 million; and no significant client losses or previously unannounced additions through 2005. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to, revenues that are lower than anticipated; Vital's addition to revenue and earnings per share is lower than anticipated; accounts on file at the end of 2005 are lower than anticipated; TSYS incurs expenses associated with the signing of a significant client; internal growth rates for TSYS' existing customers are lower than anticipated; TSYS does not convert clients' portfolios as scheduled; TSYS does not close the acquisition of Vital in the first quarter of 2005 as expected as a result of the failure of Vital and/or TSYS to satisfy all closing conditions and obtain regulatory approval or otherwise; adverse developments with respect to foreign currency exchange rates; adverse developments with respect to entering into contracts with new clients and retaining current clients; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; TSYS is unable to control expenses and increase market share; adverse developments with respect to the credit card industry in general; TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; the impact of acquisitions, including their being more difficult to integrate than anticipated; the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; the impact of changes in accounting principles; overall market conditions; and the impact on TSYS' business, as well as the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

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